EX-99.28(g)(ii)

FORM OF LETTER AMENDMENT

[October 28, 2013]

State Street Bank and Trust Company
One Lincoln Street
Boston, MA 02111-2900
Attn: Vice President, Custody

Dear Sir or Madam:

On behalf of Lord Abbett Global Fund, Inc. (the “Company”), as a party to the Custodian and Investment Accounting Agreement between various Lord Abbett-sponsored mutual funds and State Street Bank and Trust Company (“State Street”) dated November 1, 2001 (the “Agreement”), requests an amendment to the Agreement pursuant to Section 17.

Section 17 of the Agreement provides that, “in the event that a Fund establishes one or more series with respect to which it desires to have State Street render services as custodian and recordkeeper under the terms of the Agreement, it shall so notify State Street in writing, and if State Street agrees in writing to provide such services, such series of Shares shall become a Portfolio under the terms of the Agreement.” This letter is to notify State Street that on July 24, 2013 the Company’s officers executed an Articles Supplementary to the Articles of Incorporation establishing a new Series of the Company (the “Portfolio”). It is the Company’s desire to have State Street render services as custodian and recordkeeper to the Portfolio under the terms of the Agreement; therefore, the Company requests that State Street agree, in writing, to provide such services to the Portfolio thereby making the Portfolio a Portfolio under the terms of the Agreement.

Attached is an Amended Exhibit A to the Agreement that shows the entity names and series of each Portfolio that participates in the Agreement as of the close of business on [October 28, 2013].

It is currently anticipated that the registration statement for the Portfolio will become effective on [October 28, 2013]. Accordingly, we appreciate your prompt attention to this matter. Please indicate State Street’s acceptance by signing below.

On Behalf of

Lord Abbett Global Fund, Inc.

Lawrence H. Kaplan
Vice President and Secretary

Accepted:

Michael F. Rogers, Executive Vice President
State Street Bank and Trust Company

Enclosure

FORM OF

EXHIBIT A

Amended as of [October 28, 2013]1

ENTITY AND SERIES	TYPE OF ENTITY	JURISDICTION

Lord Abbett Affiliated Fund, Inc.	Corporation	Maryland
Lord Abbett Bond-Debenture Fund, Inc.	Corporation	Maryland
Lord Abbett Developing Growth Fund, Inc.	Corporation	Maryland
Lord Abbett Equity Trust	Statutory Trust	Delaware
Lord Abbett Calibrated Large Cap Value Fund
Lord Abbett Calibrated Mid Cap Fund Value Fund
Lord Abbett Global Fund, Inc.	Corporation	Maryland
Lord Abbett Emerging Markets Corporate Debt Fund
Lord Abbett Emerging Markets Currency Fund
Lord Abbett Emerging Markets Local Bond Fund
Lord Abbett Global Allocation Fund
Lord Abbett Investment Trust	Statutory Trust	Delaware
Lord Abbett Balanced Strategy Fund
Lord Abbett Convertible Fund
Lord Abbett Core Fixed Income Fund
Lord Abbett Diversified Equity Strategy Fund
Lord Abbett Diversified Income Strategy Fund
Lord Abbett Floating Rate Fund
Lord Abbett Growth & Income Strategy Fund
Lord Abbett High Yield Fund
Lord Abbett Income Fund
Lord Abbett Inflation Focused Fund
Lord Abbett Short Duration Income Fund
Lord Abbett Total Return Fund
Lord Abbett Mid Cap Stock Fund, Inc.	Corporation	Maryland
Lord Abbett Municipal Income Fund, Inc.	Corporation	Maryland
Lord Abbett AMT Free Municipal Bond Fund
Lord Abbett California Tax-Free Income Fund
Lord Abbett High Yield Municipal Bond Fund
Lord Abbett Intermediate Tax-Free Fund
Lord Abbett National Tax-Free Income Fund
Lord Abbett New Jersey Tax-Free Income Fund
Lord Abbett New York Tax-Free Income Fund
Lord Abbett Short Duration Tax Free Fund
Lord Abbett Research Fund, Inc.	Corporation	Maryland
Lord Abbett Calibrated Dividend Growth Fund
Lord Abbett Classic Stock Fund
Lord Abbett Growth Opportunities Fund
Small-Cap Value Series

1           As amended to reflect: (1) effective July 19, 2013, the Reorganization of Lord Abbett Small Cap Blend Fund into Lord Abbett Value Opportunities Fund, a series of Lord Abbett Securities Trust; and (2) effective [October 28, 2013], the addition of Lord Abbett Emerging Markets Corporate Debt Fund as a series of Lord Abbett Global Fund, Inc.

A-1

Lord Abbett Securities Trust	Statutory Trust	Delaware
Lord Abbett Alpha Strategy Fund
Lord Abbett Fundamental Equity Fund
Lord Abbett Growth Leaders Fund
Lord Abbett International Core Equity Fund
Lord Abbett International Dividend Income Fund
Lord Abbett International Opportunities Fund
Lord Abbett Micro-Cap Growth Fund
Lord Abbett Micro-Cap Value Fund
Lord Abbett Value Opportunities Fund
Lord Abbett Series Fund, Inc.	Corporation	Maryland
Bond-Debenture Portfolio
Calibrated Dividend Growth Portfolio
Classic Stock Portfolio
Developing Growth Portfolio
Fundamental Equity Portfolio
Growth and Income Portfolio
Growth Opportunities Portfolio
International Core Equity Portfolio
International Opportunities Portfolio
Mid Cap Stock Portfolio
Total Return Portfolio
Value Opportunities Portfolio
Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc.	Corporation	Maryland
A-2